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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-0000) and related Prospectus of Advanced Aerodynamics & Structures, Inc. for the registration of 129,651,000 shares of its common stock and to the incorporation by reference therein of our report dated March 27, 2001, with respect to the financial statements included in its Annual Report on Form 10-KSB for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

Long Beach, California
April 26, 2001